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                                                                  EXHIBIT 23.01

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-83590) of Meridian National Corporation and in the related prospectus, and in the Registration Statements (Form S-8 Nos. 33-72256 and 333-961) pertaining to the 1990 Non-qualified and Incentive Stock Option Plan and to the Amended and Restated 1987 Non-employee Directors' Stock Option Plan of Meridian National Corporation included in this annual Report (Form 10-K) for the year ended February 28, 1999




                                             REHMANN ROBSON, P.C.


Farmington Hills, Michigan
June 18, 1999